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                                                                   EXHIBIT 23.2

The Board of Directors
Publix Super Markets Inc.:

We consent to the use of our report incorporated herein by reference. Our report refers to changes in methods of accounting for postretirement benefits, income taxes and depreciation.



                                        KPMG PEAT MARWICK LLP





Tampa, Florida
October 7, 1994